                                                                                                            EXHIBIT 10.40

                                                    ROBERT C. LANNERT
                                                  EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is entered into between Navistar International Corporation, a
Delaware corporation (the "Company"), its principal operating subsidiary, International Truck and Engine Corporation, a
Delaware corporation ("International"), and Robert C. Lannert, a resident of the State of Illinois (the "Executive"), as of July 8, 2002.

         WHEREAS, the Executive has advised the Board of Directors of the Company that he intends to step down as a director and Chief Financial Officer and retire as an employee of the Company and International prior to March 14, 2005, when he attains the age of sixty-five.

         WHEREAS, the Board and the Executive have determined that it would be appropriate to initiate a management transition process that includes the designation of a new Chief Executive Officer and a new Chief Financial Officer and
the creation of the Office of the Chairman.

         WHEREAS, the Board desires to retain the Executive as a director and an employee and a member of the Office of the Chairman beyond his planned retirement date until March 14, 2005, when he attains the age of 65, and as a consultant following Executive's retirement.

         NOW, THEREFORE, This Agreement is hereby entered into in consideration of the following covenants and mutual promises.

1.       Retirement Transition and Succession Planning.  In order to facilitate and assist in the management transition, the Executive will continue as a director and employee of the Company at least until March 14, 2005 (the
         "Retirement Date").  It is anticipated that prior to the Retirement Date the Board will designate new Chief
         Executive and Chief Financial Officers.  To further facilitate and assist in the management transition, the
         Executive has been designated Vice Chairman of the Board and became a member of the Office of the Chairman comprised of the Executive, John Horne, currently Chairman of the Board and Chief Executive Officer, and Daniel
         C. Ustain, recently designated President and Chief Operating Officer.

2.       Compensation prior to the Retirement Date.  The Executive shall continue to receive his base salary and benefits until the Retirement Date.  The Executive's base salary shall be reviewed annually by the Committee on
         Compensation and Governance ("Committee") of the Board of Directors and increased as determined by the
         Committee and approved by the Board of Directors considering the individual performance of the Executive.  In no event shall any such increase be less than 5% per year.  Until the Retirement Date, Executive will continue to receive stock option awards in accordance with the Company's current program, policies and practices.
         Effective upon the Retirement Date, Executive will be eligible for a prorated Annual Incentive Plan award for the fiscal year of his retirement.  Any such award will be determined and paid in accordance with the Company's current program, policies and practices.

3.       Resignation of Officerships, Titles and Directorships.  Effective on the Retirement Date, unless extended by mutual agreement of the Company and the Executive, the Executive will resign all then remaining officerships, titles, and directorships with the Company, its subsidiaries and affiliates.

4.       Managerial Retirement Objective Plan.  On the Retirement Date, as long as the Executive continues to comply with the conditions set forth in this Agreement, Executive's accrued benefit under the International Managerial
         Retirement Objective Plan (the "MRO" Plan) shall be calculated based on the Executive's highest consecutive 60 months of base salary plus the Executive's highest five (5) Annual Incentive Awards, in each case within the 10 year period prior to the Retirement Date.

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                                                                                                EXHIBIT 10.40 (continued)

5.       Prior Agreements.  Except to the extent that this Agreement results in a larger or greater benefit than may be provided to the Executive under the terms of the MRO Plan, this Agreement shall not be deemed to supercede, or be in substitution of, any policy, program, contract or arrangement adopted by the Company prior to the
         Retirement Date or any prior agreements between the Executive and the Company regarding Executive's employment, including, without limitation, the Executive Severance Agreement between the Company, International and the
         Executive, dated June 16, 1997, as amended by Executive Severance Agreement Amendment, effective October 17,
         2000, (the "Executive Severance Agreement"), which Executive Severance Agreement shall continue in full force and effect as provided therein.

6.       Consulting Services Following the Retirement Date.  Commencing on the Retirement Date and continuing during the
         Executive's lifetime , Executive agrees to  provide to the Company, for no additional compensation and upon reasonable advance notice and at times reasonably agreeable to the Executive, such occasional executive or managerial services which the Company may reasonably request.  Nothing contained in this paragraph shall be deemed to create an employment relationship between the Company and Executive. In providing such consulting services, Executive shall be an independent contractor and shall not have the authority to bind the Company with respect to any matter. The Company shall reimburse Executive for all out-of-pocket expenses reasonably and necessarily incurred in the performance of such consulting services, provided the Company's policies of documentation and approval are satisfied. All expenses incurred shall be reviewed and approved by the Company's
         Internal Audit Staff.

7.       Non-Competition.  Commencing on the Retirement Date and continuing during the Executive's lifetime, Executive will not engage, directly or indirectly, in any employment, consulting, or other activity in any business competitive with the Company, International and its subsidiaries.

8.       Termination; Change in Control.  Notwithstanding anything in this Agreement to the contrary, in the event of a
         Termination as defined in paragraph 4(a) or 4(b) of the Executive Severance Agreement, the Retirement Date
         shall be the date of such Termination; provided, however, in the event of a Termination as defined in paragraph
         4(b) of the Executive Severance Agreement the Company shall pay the Executive, within 30 days after
         Termination, a lump sum in cash equal to the present value of the Executive's accrued benefit under the MRO
         Plan as determined hereunder.  Such present value shall be determined using actuarial assumptions and discount rules consistent with Company practices immediately prior to the Termination.

9.       Arbitration of All Disputes.  Any controversy or claim relating to this Agreement (except for court action initiated by the Company to enforce the Executive's non-competition covenants) will be settled exclusively by arbitration in Chicago, Illinois in accordance with the rules of the American Arbitration Association then in effect. Any arbitration award will be binding on the parties and may be enforced in any court having jurisdiction.

10.      Severability.  If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other portion of this Agreement.
         Any section or a part of a section declared to be unlawful or invalid shall, if possible, be construed in a manner, or shall be deemed modified in a manner, which will give effect to the terms of the section to the fullest extent possible while remaining lawful and valid.

11.      Notices.  Any notices, requests, demands or other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail, return receipt requested, to the
         Executive at the last address filed in writing with the Company or, in the case of the Company or
         International, to the Company or International at its principal executive offices, attention General Counsel.

                                                          E-11

                                                                                                EXHIBIT 10.40 (continued)

12.      Non-Alienation.  The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any termination payments or other benefits provided under this Agreement; and no termination payments or other benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law.  This provision does not affect beneficiary designations or testamentary dispositions to the extent applicable.

13.      Governing Law.  The provisions of this Agreement shall be construed in accordance with the internal law of the
         State of Illinois.

14.      Amendment.  This Agreement may be amended or canceled by mutual agreement of the parties in writing without the consent of any other person and, so long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

15.      Successors; Binding Agreement.  All provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and International.  The Company and International will require its respective successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company and International would be required to perform it if no such succession or assignment had taken place.

IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of
Directors, the Company and International have each caused these presents to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.

                                   NAVISTAR INTERNATIONAL CORPORATION

                                By:      /s/  Robert A. Boardman
                                         --------------------------------------------------------
                                              Senior Vice President and General Counsel
ATTEST:

/s/ Robert J. Perna
--------------------------------
    Secretary

                                   NAVISTAR INTERNATIONAL TRANSPORTATION CORPORATION/

                                By:      /s/  Robert A. Boardman
                                         --------------------------------------------------------
                                              Senior Vice President and General Counsel

ATTEST:

/s/ Gregory Lennes
--------------------------------
    Secretary

                                         /s/  Robert C. Lannert
                                         --------------------------------------------------------
                                              ROBERT C. LANNERT

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